UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
_______________________________
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
__________________________________

Date of Report (Date of earliest event reported): June 26, 2019

NEUROMETRIX, INC.
(Exact name of registrant as specified in charter)

Delaware	001-33351	04-3308180
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1000 Winter Street, Waltham, Massachusetts 02451
(Address of principal executive offices) (Zip Code)
(781) 890-9989
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, $0.0001 par value per share Preferred Stock Purchase Rights Warrants to Purchase Common Stock	NURO NUROW	The Nasdaq Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company □

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. □

Item 2.05  Costs Associated with Exit or Disposal Activities.

On June 27, 2019, NeuroMetrix, Inc. issued a press release reporting on its strategy of optimizing its commercial products while reducing operating costs and preserving cash. The Company is focused on supporting its DPNCheck product line, managing its existing Quell business while evaluating alternative therapeutic applications for the core technology, maintaining its strategic collaboration with GlaxoSmithKline, and attempting to negotiate a settlement of the previously disclosed and ongoing Federal Trade Commission (FTC) investigation which is centered on Quell advertising. The text of the press release is filed as Exhibit 99.1 hereto and incorporated herein by reference.

The Company has implemented a reduction in force affecting 11 employees, all of whom have ceased employment with the Company. The estimated total cost of severance-related expenses was approximately $0.2 million. This reduction in force combined with earlier staffing adjustments have reduced the Company’s workforce by over 50% since the beginning of 2019. The Company also reported plans to sublet its corporate office and consolidate operations at its manufacturing and fulfillment facility. Estimated relocation costs are approximately $0.2 million. Further, inventory charges related to excess Quell stock are estimated to be approximately $2.0 million. These estimated charges are subject to a number of assumptions and actual results may differ. The Company may also incur other charges not currently contemplated due to events that may occur as a result of, or associated with, the restructuring. It is also likely that the Company will incur charges associated with the settlement of the FTC matter.
Item 9.01 Financial Statements and Exhibits.

(d)  Exhibits.

Exhibit No.	Description
99.1	Press Release of NeuroMetrix, Inc. dated June 27, 2019

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NEUROMETRIX, INC.

Date: June 27, 2019	/s/ THOMAS T. HIGGINS
Thomas T. Higgins
Senior Vice President, Chief Financial Officer and Treasurer

EXHIBIT INDEX

Exhibit No.	Description
99.1	Press Release of NeuroMetrix, Inc. dated June 27, 2019